Exhibit 10.30

AON CORPORATION

EXCESS BENEFIT PLAN

i

Section		Page

6.7	Interests not Transferable	9

6.8	Effect on Other Benefit Plans	9

6.9	Tax Liability	9

7	AMENDMENT AND TERMINATION	10

	CERTIFICATON	10

ii

AON CORPORATION

EXCESS BENEFIT PLAN

Article I, Establishment and construction

1.1           Establishment. Aon Corporation (the “Company”) hereby establishes, effective as of January 1, 1989, an unfunded deferred compensation plan on behalf of a select group of management or highly compensated employees of any subsidiary of the Company which has adopted the Aon Pension Plan (the “Plan”) . This document defines the provisions of such plan and shall be known as the “Aon Corporation Excess Benefit Plan.”

1.2           Purpose. The company maintains the Plan, which is intended to meet the requirements of a “qualified” retirement plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”). The Plan contains certain restrictions that sometimes result in a diminution of benefits available to certain highly compensated employees. This plan is established to replace benefits lost due to this diminution for eligible employees; and consequently it is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees, as described in sections 201(2), 301(a) (3), and 401(a) (1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).

Article II. Definitions and Construction

2.1 Definitions. The following terms shall have the meaning stated below unless the context clearly indicates otherwise.

(a)            “Actuarial Equivalent” means an amount equal in value to the benefit replaced as determined (i) in accordance with the terms of the Aon Pension Plan with respect to the determination of any form of benefit other than a single sum, and (ii) with respect to a single sum distribution, by using: (A) an assumed annual discount rate equal to the rate specified by the Pension Benefit Annuity Corporation (either immediate or deferred) for use in plan terminations in effect at the date of determination, and (B) assumed mortality in accordance with the 1984 Unisex Pension Mortality Table set back 2 years.

(b)           “Annual Earnings” shall have the same meaning as defined in the Aon Pension Plan.

(c)            “Beneficiary” means the person designated by a participant of each of the Plans to receive a benefit from each of such Plans on account of the participant’s death.

(d)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)            “Committee” shall mean the Organization and Compensation Committee of the Board of Directors of Aon.

(f)            “Company” shall mean all operating subsidiaries of Aon Corporation.

(g)           “Compensation Limit” means the limitation on the amount of Annual Earnings which may be considered after application of

Code Section 401(a) (17).

(h)           “Excess Benefit Plan” or “EBP” shall mean the benefit and contribution arrangements set forth herein.

(i)             “Maximum Annual Benefit Limitation” shall mean the limitation imposed by Code section 415 on benefits payable by defined benefit pension plans qualified under Code sections 401(a) including application of the combination limitations of Code section 415(e) to cause a further reduction, if any, of such benefits.

(j)             “Member” shall mean a person who accrues a benefit under this Excess Benefit Plan as provided in Section 3.

(k)            “Pension Plan”  shall mean the Aon Pension Plan.

(1)            “Spouse” means the person to whom a Member is legally married under the laws of the State of the Member’s domicile as of his date of death.

(m)           “Subsidiary” means a subsidiary of the Company designated by the Committee to participate in this Excess Benefit Plan.

Unless the context clearly indicates otherwise, terms not defined in this document shall have the meaning specified in the Pension Plan, as amended from time to time (if defined therein) . Where the defined meaning is intended, the term is capitalized.

2.2           Gender and Number. Except when otherwise indicated by the context, words in the masculine gender shall include the feminine and neuter genders; the plural shall include the singular and the singular shall include the plural.

2.3           Employment Rights.  Establishment of the EBP shall not

be construed to give any Member the right to be retained by the Company or any Subsidiary or to any benefits not specifically provided by the EBP.

2.4            Severability. In the event any provision of the EBP shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the EBP, but the EBP shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in the EBP.

2.5            Applicable Law. This EBP is fully exempt from Titles II, III, and IV of ERISA. The EBP shall be governed and construed in accordance with Title I of ERISA and the laws of the State of Illinois.

Article III. Participation

3.1           Eligibility to Participate. An employee who attains age 50 shall participate in this Excess Benefit Plan with respect to a calendar year if the employee is or was a participant in the Aon Pension Plan, and a benefit becomes payable in such calendar year under Section 4.1 to that employee.

Article IV. Excess Pension Plan Benefit

4.1           Amount of Pension Plan Benefits. Except as provided in Section 4.2, benefits will be paid under the EBP, as provided in Article V, to a Member due to the Maximum Annual Benefits Limitation, an annual amount payable monthly equal to the amount by which (a) exceeds (b):

(a)          The amount of the annual benefit payable monthly which the Member would have been entitled to receive under the Pension Plan had the Pension Plan not applied the Maximum Annual Benefit Limitation in determining benefits payable from the Pension Plan, For purposes of this Section 4.1(a), the Annual Earnings used for determining benefits payable from the Pension Plan shall not be limited by the Compensation Limit.

(b)           The amount of the annual benefit payable monthly which the Member is entitled to receive under the Pension Plan.

4.2           Eligibility for EBP Benefits. No benefits will be paid under the EBP unless the Member, at the time of termination, death, disability or retirement, is credited with at least ten Years of Service for benefit computation purposes as defined in the Aon Pension Plan.

Article V.  Form and Commencement of Pension Benefits

Benefits payable under this EBP shall be paid in the form and time prescribed below.

(a)            After the termination,  retirement  or death  of  a participant, benefits shall commence to be paid and shall be paid in monthly installments to the eligible Member or surviving spouse, at the same time and the same manner and form as the benefit which the Member is entitled to receive under the Plan; provided, however, the Committee, in its discretion, may convert the benefits payable under this Excess Benefit Plan into an Actuarial Equivalent single lump sum form of payment or may direct the benefits to be payable in annual, semi-annual or quarterly installments.

(b)           In order to avoid constructive receipt of income by a Member, the Committee may require a Member to make certain irrevocable elections regarding the timing and form of payment of benefits hereunder.

Article VI.  General Provisions

6.1           Administration. This EBP shall be administered by the Organization and Compensation Committee of the Board of Directors of Aon. The Committee shall have all necessary and appropriate powers, rights, duties, and obligations with respect to this Plan.

6.2           Appointment of a Delegate. The Committee may appoint a Delegate (or Delegates) , and may delegate and allocate to such agent all or a portion of their powers, duties, responsibilities and obligations hereunder, subject, nevertheless, to such policies and rules as may from time to time be established by the Committee. In the event of such delegation and allocation, the acts of the Delegate in administering and carrying out the provisions of the Plan shall in all respects have the same effect as the acts of the Committee, and the Delegate, in respect to the matters delegated to him, shall have the same discretion as the Committee. Any person who has been advised by the Committee of the delegation and allocation of any power, duty or responsibility to the agent shall be entitled to rely upon the directions of the Delegate in the same manner as though they were the directions of the Committee and such reliance may continue until written notice of the revocation of any such authority is received.

6.3           Claims Procedure.   Pursuant to Section 503 of ERISA the following claims procedure is established.

(a)           A timely written application for benefits shall be filed with the Delegate on a form prescribed by them.

(b)           If a claim is denied, in whole or in part, written notice of such denial shall be furnished to the applicant setting forth, in a manner calculated to be understood by him, the following:

(i)                              The specific reason or reasons for the denial;

(ii)                           A specific reference to pertinent Plan provisions on which the denial is based;

(iii)                        A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(iv)                       An explanation of the claim review procedure.

(c)            An applicant (or his duly authorized representative) whose claim has been denied in whole or in part may appeal such denial to the Committee by making a written request for a review and may review pertinent documents and submit issues and comments in writing. A written request for review must be filed within 120 days of the date an applicant has been notified of the denial or partial denial of his claim,

(d)           The decision on review shall be made promptly and within 60 days of receipt of the request for review, shall be in writing, and shall include specific reasons for the decision, written in a manner calculated to be understood by the applicant, and specific references to the pertinent Plan provisions on which the decision is based.

(e)            The Committee shall have complete discretion as to whether a claim shall be allowed or denied. The Committee’s decision in this regard shall be final.

6.4           Expenses. The expense of administering the EBP shall be borne by the Company and if not paid by the Company, by any trust fund established by the Company to satisfy the liabilities hereunder.

6.5           Indemnification and Exculpation. The members of the Committee, its agents and officers, directors and employees of the Company shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed under or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this EBP and against and from any and all amounts paid by them in satisfaction of a judgement in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability, or expense is due to such person’s gross negligence or willful misconduct.

6.6            Corporate Action. Any action required of or permitted by the Company under this EBP shall be by resolution of its Board of Directors or any person or persons authorized by resolution of such Board of Director.

6.7           Interests not Transferable. The interests of the Members and their Spouses under the EBP are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated, or encumbered.

6.8           Effect on Other Benefit Plans. Amounts credited or paid under this EBP shall not be considered to be compensation for the purposes of a qualified pension plan maintained by the Company or any subsidiary. The treatment of such amounts under other employee benefits plans shall be determined pursuant to the provision of such plans.

6.9           Tax Liability. The Company or Subsidiary may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as such employer may reasonably estimate to be necessary to cover any taxes for which the Company or subsidiary may be liable and which may be assessed with regard to such payment.

Article VII. Amendment and Termination

The Company by action of its Board of Directors reserves the right to amend this EBP from time to time or to terminate the EBP at any time, but without the written consent of each Member as to his benefit hereunder, no such action may reduce or relieve the Company or any Subsidiary of any obligation with respect to any benefit accrued under the EBP by such Member as of the date of such amendment or termination.

CERTIFICATION

The undersigned certifies that he is an executive officer of Aon Corporation, a Delaware Corporation, and that the foregoing Aon Corporation Excess Benefit Plan, with an effective date of January 1, 1989, was duly adopted and approved by the Board of Directors of Aon Corporation at meeting of said Board held on the 22nd day of July, 1988.

Dated this                 day of                                                                                 , 1990.

/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]

First Amendment  to the

Aon Corporation Excess Benefit Plan

Whereas, the Board of Directors of Aon Corporation desires to amend the Aon Corporation Excess Benefit Plan (the “Plan”) pursuant to the Board ‘ authority to do so under Article VII of the Plan;

Now, therefore, the Plan is amended as follows effective as of October 1, 1994:

Section 2.1(b) of the Plan shall be amended to read as follows:

(b) ”Annual Earnings” shall have the same meaning as defined in the Aon Pension Plan, except that compensation deferrals and performance bonus deferrals under the Aon Deferred Compensation Plan shall be included in the definition for purposes of determining benefits under this Plan.

IN WITNESS WHEREOF,  Aon Corporation hereby adopts the First Amendment to the Aon Excess Benefit Plan, effective as set forth above, as of this 16 day of December, 1994.

AON CORPORATION

By:	/s/ John Reschke

Executive Vice President

Second Amendment to

the Aon Excess Benefit Plan

Whereas, the Aon Excess Benefit Plan (the “EBP”) is generally effective as of January 1, 1989.

Whereas, the Board of Directors of Aon Corporation desires to amend the EBP pursuant to the Board’s authority to do so under Article VII of the EBP.

Now, therefore, the EBP, as set out in the Restatement, is amended as follows, effective as of January 1, 1998:

Section 4.3. A new section 4.3 shall be added to the EBP to read as follows:

4.3                           Alexander & Alexander Services. Inc., Employees. The amount of benefits as determined under Section 4.1 with respect to participants in the Alexander & Alexander Services, Inc., and Subsidiaries Supplemental Executive Retirement Plan for Key Employees and to participants in the Alexander & Alexander Services, Inc., and Subsidiaries Supplemental Executive Retirement Plan for Senior Management (the “A&A Plans”) shall be reduced by any benefit computed under the terms of the A&A Plans.

Section 4.4. A new section 4.4 shall be added to the EBP to read as follows:

4.4                           Aon 1999 Voluntary Retirement Program. In addition to benefits described in Section 4.1, benefits will be paid under the EBP in accordance with the terms of the Aon 1999 Voluntary Retirement Program (the “Program”) to a Member: (a) who is a Participant in the Program; and (b) whose benefits under the terms of the Program are limited by the Maximum Annual Benefits Limitation or Compensation Limit. No benefits under the EBP shall be paid, however, with respect to any other voluntary, involuntary, or other retirement program, except as set forth under Section 4.1.

IN WITNESS WHEREOF, Aon Corporation hereby adopts this Second Amendment to the Aon Excess Benefit Plan, effective as set forth above, as of this 23rd day of June,1999.

AON CORPORATION

By:

/s/ Daniel T. Cox
Daniel T. Cox
Executive Vice President

2

Exhibit A

Third Amendment to the

Aon Excess Benefit Plan

Whereas, the Aon Excess Benefit Plan (the “EBP”) is generally effective as of January 1, 1989.

Whereas, the Board of Directors of Aon Corporation desires to amend the EBP pursuant to the Board’s authority to do so under Article VII of the EBP.

Now, therefore, the EBP is amended as follows, effective as of January 18, 2002:

Section 4.1    Subsection (a) of Section 4.1 shall be deleted and the following substituted in its place to read as follows:

(a)                           The amount of the annual benefit payable monthly which the Member would have been entitled to receive under the Pension Plan had the Pension Plan not applied the Maximum Annual Benefit Limitation in determining benefits payable from the Pension Plan. For purposes of this Section 4.1(a), the Annual Earnings used for determining benefits payable from the Pension Plan: (i) shall not be limited by the Compensation Limit; and (ii) shall not exceed $500,000 for plan years after 2001.

IN WITNESS WHEREOF, Aon Corporation has adopted this Third Amendment to the Aon Excess

Benefit Plan, effective as set forth above.

AON CORPORATION

By:

/s/ John A. Reschke
John A. Reschke
Vice President

WHEREAS, the Aon Excess Benefit Plan (the “EBP”), as amended, is generally effective as of January 1, 1989.

WHEREAS, the Board of Directors of Aon desires to amend the EBP pursuant to the Board’s authority to do so under Article VII of the EBP.

NOW, THEREFORE, the EBP is amended as follows, effective immediately:

Fourth Amendment to the Aon Excess Benefit Plan

A new Section 4.5 shall be added to read as follows:

4.5                                Forfeiture Upon Termination for Cause, for Violation of Competition and Hiring Provisions or for Disclosure of Trade Secrets or Confidential Information. A Member’s right to receive any payments under the EBP, including any remaining payments if distribution of a Participant’s Accounts under the EBP has commenced after the effective date of this Section 4.5, shall be forfeited if he or she:

(a)                                 is terminated for Cause as defined in Section 4.6 below;

(b)                                has, during or after employment, in the sole judgment of the Chief Executive Officer of the Company, after reasonable investigation, breached the competition or hiring prohibitions described in Section 4.7; or

(c)                                 has, during or after employment, in the sole judgment of the Chief Executive Officer of the Company, after reasonable investigation, breached the trade secrets or confidential information prohibitions described in 4.7 below.

A new Section 4.6 shall be added to read as follows:

4.6           Cause.

“Cause” means the employee’s (a) performing an act of dishonesty, fraud, theft, embezzlement, or misappropriation involving employee’s employment with the Company; (b) performing an act of race, sex, national origin, religion, disability, or age-based discrimination; (c) violation of Aon Business Conduct Guidelines and the Aon Code of Ethics, or Company insider trading policies; (d) performing any act resulting in a criminal felony charge brought against the employee; (e) use of alcohol in such a manner as to interfere with the performance of duties for the Company or illegal use of drugs or controlled substances.

A new Section 4.7 shall be added to read as follows:

4.7           Competition and Hiring.

(a)                                 Non-Competition. Except with the prior written consent of the Chief Executive Officer of the Company or his designee, an employee or former employee shall not, until all of the benefits under this EBP are fully vested and distributed, Compete in any way with the Business of the Company. “Business” shall mean the businesses of insurance and reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, managing underwriting, loss prevention, soliciting and servicing the insurance and reinsurance needs of commercial and individual clients and related services, including accounting, claims management and processing, information systems and actuarial services.

(b)                                Prohibition on Hiring. Except with the prior written consent of the Chief Executive Officer of the Company or his designee, an employee or former employee shall not until all of the benefits under this EBP are fully vested and distributed, induce or cause any person or other entity to induce any person who is an employee of the Company to leave the employ of the Company.

(c)                                 “Compete in any way with the Business of the Company” means to provide services as an employee or otherwise related to the Business (as defined in Section 4.7(a)), on one’s own behalf or on behalf of any individual, partnership, company, or other entity other than the Company; provided, however, if employment is terminated by the Company for other than Cause, “Compete in any way with the Business of the Company” shall mean to enter into or attempt to enter into (on one’s own behalf or on behalf of any other person or entity) any business relationship of the same type or kind as the business relationship which exists between the Company and its clients or customers to provide services related to the Business for any individual, partnership, company, association or other entity who or which was a client or customer for whom the employee was the producer or on whose account employee worked or became familiar while employed by the Company.

(d)                                Trade Secrets and Confidential Information. An employee or former employee shall not disclose or use during (except as required in the course of employment with the Company) or subsequent to the termination of employment, any trade secrets or confidential or proprietary information of the Company of which the employee became aware by reason of being employed by the Company or to which the employee gained access during his employment by the Company and which has not been publicly disclosed (other than by the employee in breach of this provision) or fail, upon termination of employment, to promptly return to the Company all materials and all copies or tangible embodiments of materials involving

2

any trade secrets or confidential information in employee’s possession or control. Such information includes client and customer lists, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the employee during the course of employment or to which the employee has access.

A new Section 4.8 shall be added to read as follows:

4.8           Company Defined.

For purposes of Sections 4.5, 4.6 and 4.7, “Company” shall mean the Company and each of its subsidiaries.

3

Fifth Amendment to the

Aon Excess Benefit Plan

WHEREAS, the Aon Excess Benefit Plan (the “EBP”), as amended, is generally effective as of January 1, 1989.

WHEREAS, the Board of Directors of Aon desires to amend the EBP pursuant to the Board’s authority to do so under Article VII of the EBP.

NOW, THEREFORE, the EBP is amended as follows, effective November 21, 2003:

1.              The Fourth Amendment to the Aon Excess Benefit Plan, adopted October 20, 2003, is hereby repealed., effective November 21, 2003.

2.    A new Section 4.5 shall be added to read as follows:

4.5                              Forfeiture   of  Payments   Under   Certain   Circumstances.  A Member’s right to receive any payments under the EBP, including any remaining payments if distribution of a Participant’s Accounts under the EBP has commenced after the effective date of this Section 4.5, shall be forfeited if he or she:,

(a)              is terminated for Cause.   For purposes of Section 4.5, “Cause” means the employee’s (a) performing an act of dishonesty, fraud, theft, embezzlement, or misappropriation involving employee’s employment with the Company; (b) performing an act of race,’ sex, national origin, religion, disability, or age-based discrimination; (c) violation of Aon Business Conduct Guidelines and the Aon Code of Ethics, or Company insider trading policies; (d) performing any act resulting in a criminal felony charge brought against the employee; (e) use of alcohol in such a manner as to interfere with the performance of duties for the Company or illegal use of drugs or controlled substances;

(b)             has, during or after employment, in the sole judgment of the Chief Executive Officer of the Company, after reasonable investigation, breached any of the following prohibitions:

(i)                                      Prohibition on Hiring. Except with the prior written consent of the Chief Executive Officer of the Company or his designee, an employee or former employee shall not, until all of the benefits under this EBP are fully vested and distributed, induce or cause any person or other entity to induce any person who is an employee of the Company to leave the employ of the Company;

(ii)                                   Prohibition on Competition. Except with the prior written consent of the Chief Executive Officer of the Company or his designee, an employee or former employee shall not, until all of the benefits under this EBP are fully vested and distributed, Compete in any way with the Business of the Company.

(A)                              “Compete in any way with the Business of the Company” shall mean to enter into or attempt to enter into (on one’s own behalf or on behalf of any other person or entity) any business relationship of the same type or kind as the business relationship which.exists between the Company   and   its   clients   or   customers   to provide services related to the Business for any individual, partnership, company, association or other entity who or which was a client or customer of the Company in the 24 months prior to the end of employment or was a Prospective Client or Customer of the Company.

(B)                                “Business” shall mean the businesses of insurance and reinsurance brokerage, benefits consulting, compensation consulting, human resources consulting, managing underwriting, loss prevention, soliciting and servicing the insurance and reinsurance needs of commercial and individual clients and, with respect to each of the above, related services, including accounting, claims management and processing, information systems and actuarial services.

(C)                                “Prospective Client or Customer” of the Company means any individual, partnership, company, association or other entity to whom or for which a proposal for services was rendered by the Company during the six months prior to the end of employment.

(iii)                                Prohibition on Disclosing Trade Secrets and Confidential Information. An employee or former employee shall not disclose or use during (except as required in the course of employment with the Company) or subsequent to the termination of employment, any trade secrets or  confidential or proprietary information of the Company of which the employee became aware by reason of being employed by the Company or to which the employee gained access during his employment by the Company and which has not been publicly disclosed (other than by the employee in breach of this provision) or fail, upon termination of employment, to promptly return to the Company all materials and all copies or tangible embodiments of materials involving any trade secrets or confidential information in employee’s possession or control. Such information includes client and customer lists, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the employee during the course of employment or to which the employee has access;

(iv)                               Other Prohibitions. An employee or former employee shall not engage in any form of conduct or make any statements or representations that disparage or otherwise significantly harm the reputation, goodwill or commercial interests of the Company.

(c)                              For purposes of Section 4.5 “Company” shall mean the Company and each of its subsidiaries.

IN WITNESS WHEREOF, Aon Corporation hereby adopts this Fifth Amendment to the Aon Excess Benefit Plan, effective as set forth above, as of this 21 day of November, 2003.

AON CORPORATION

By:	/s/ John Reschke

Its:	Vice President

Sixth Amendment to the

Aon Corporation Excess Benefit Plan

WHEREAS, the Aon Corporation Excess Benefit Plan (the “EBP”), as amended, is generally effective as of January 1, 1989.

WHEREAS, the Board of Directors of Aon Corporation desires to amend the EBP pursuant to the Board’s authority to do so under Article VII of the EBP.

NOW, THEREFORE, the EBP is amended as follows, effective January 1, 2006:

Section 4.1            Subsection (a) of Section 4.1 shall be deleted and the following substituted in its place to read as follows:

“ (a)        The greatest of:

(i)           the amount of the annual benefit which the Member would have been entitled to receive under the Pension Plan had the Pension Plan not applied the Maximum Annual Benefit Limitation in determining benefits payable from the Pension Plan. For purposes of this Section 4.1(a)(i), the Annual Earnings used for determining benefits payable from the Pension Plan: (A) shall not be limited by the Compensation Limit; and (B) shall not exceed $500,000 for plan years after 2001;

(ii)          the amount determined under Section 4. l(a)(i) as of December 31, 2005; or

(iii)         the amount of an annual benefit equal to one percent of the Member’s Final Average Earnings multiplied by the Member’s Years of Service, up to a maximum annual benefit equal $500,000 per year payable in the form of a single life annuity. For purposes of this Section 4.1 (a)(iii), the amount of the Member’s Final Average Earnings used for determining benefits payable shall not be limited by the Compensation Limit.”

IN WITNESS WHEREOF, Aon Corporation hereby adopts this Sixth Amendment to the Aon Corporation Excess Benefit Plan, effective as set forth above, as of this 8 day of  May 2006.

AON CORPORATION

By:

/s/ John A. Reschke
John A. Reschke
Vice President, Employee Benefits

2

Sixth Amendment to the

Aon Corporation Excess Benefit Plan

WHEREAS, the Board of Directors of Aon Corporation desires to amend the Aon Corporation Excess Benefit Plan (the “Plan”) pursuant to the Board’s authority to do so under Article VII of the Plan;

NOW, THEREFORE, the Plan is amended as follows effective January 1, 2006:

Article VII. Article VII shall be deleted and the following substituted in its place:

Article VII. Amendment and Termination. The Company reserves the right to amend the Plan from time to time or terminate the Plan at any time. Amendment, modification or termination of the Plan shall be by action of the Board of Directors, or by action of any person or entity authorized by the Board of Directors. Such amendment shall be stated in an instrument in writing.

IN WITNESS WHEREOF, Aon Corporation has adopted this Sixth Amendment to the Aon Corporation Excess Benefit Plan, effective as set forth above.

AON CORPORATION

By:	/s/ John Reschke
Its:	VP Employee Benefits

Eighth Amendment to the

Aon Corporation Excess Benefit Plan

WHEREAS, the Aon Corporation Excess Benefit Plan (the “EBP”), as amended, is generally effective as of January 1, 1989.

WHEREAS, the Board of Directors of Aon Corporation desires to further amend the EBP pursuant to the Board’s authority to do so under Article VII of the EBP.

NOW, THEREFORE, the EBP is amended as follows, effective as of January 1, 2007:

1.             Section 2.1. Subpart (e) of Section 2.1 is hereby deleted in its entirety and  substituted with the following:

(e) “Committee” means the Administrative Committee established pursuant to the Aon Pension Plan.

2.             Section 6.1. Section 6.1 is hereby deleted in its entirety and substituted  with the following:

6.1 Administration. This EBP shall be administered by the Committee. The Committee shall have all necessary and appropriate powers, rights, duties and obligations with respect to this plan.

IN   WITNESS   WHEREOF,   Aon   Corporation   hereby   adopts   this   Eighth Amendment to the Aon Corporation Excess Benefit Plan, effective as set forth above.